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TABLE OF CONTENTS

Filed with the Securities and Exchange Commission on May 5, 2004

File No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ISONICS CORPORATION
(Exact name of Registrant as specified in charter)

California (State or other jurisdiction of incorporation or organization)	77-0338561 (I.R.S. Employer Identification No.)

5906 McIntyre Street
Golden, Colorado 80403
(303) 279-7900
(Address, including zip code and telephone number, including area code of registrant's principal executive offices)

James E. Alexander, President
5906 McIntyre Street
Golden, Colorado 80403
(303) 279-7900
(Name, address, including zip code and telephone number, including area code, of agent for service)

It is requested that copies of all correspondence be sent to:
 Herrick K. Lidstone, Jr., Esq.
Burns, Figa & Will, P.C.
6400 S. Fiddlers Green Circle, Suite 1030
Englewood, CO 80111
Telephone Number (303) 796-2626
Facsimile Number (303) 796-2777

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Shares to be registered	Amount to be registered	Proposed maximum aggregate price per unit	Proposed maximum aggregate offering price	Amount of Registration Fee(1)

Common(2)	300,000	$1.00	$300,000	$38

Common(3)	1,210,000	$1.25	$1,512,500	$192

Common(4)	168,500	$2.32	$390,920	$50

Total	1,678,500		$2,203,420	$280

        Pursuant to Rule 416 of the Securities Act of 1933 and as required by Section 2(a) of the registration rights agreement between Isonics and the Selling Stockholder, this registration statement shall be deemed to cover such additional shares as may be issued to the Selling Shareholder to prevent dilution resulting from future dividends, stock distributions, stock splits or similar transactions.

(1)
Calculated at the rate of $126.70 per million dollars pursuant to fee rate advisory #7 for fiscal year 2004.

(2)
Common stock warrants issued to Park Capital Securities, LLC in November 2002. The common stock warrants are exercisable at $1.00 per share through November 21, 2005. The registration fee is based on the exercise price of the common stock warrants pursuant to Rule 457(g).

(3)
Common stock warrants issued to Park Capital Securities, LLC and vFinance Investments, Inc. in October 2003 and to vFinance Investments, Inc. in February 2004. The common stock warrants are exercisable at $1.25 per share and expire April 30, 2006 (as to 710,000 shares) and October 21, 2006 (as to 500,000 shares). The registration fee is based on the exercise price of the common stock warrants pursuant to Rule 457(g).

(4)
Common stock warrants issued to vFinance Investments, Inc. in June 2002. The common stock warrants are exercisable at $2.32 per share through June 10, 2006. The registration fee is based on the exercise price of the common stock warrants pursuant to Rule 457(g).

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

        Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Preliminary Prospectus, Subject to completion, dated May 5, 2004

PROSPECTUS

ISONICS CORPORATION

1,678,500 Shares of Common Stock
Offered for Resale by Selling Shareholders

        This Prospectus relates to the sale to the public of up to 1,678,500 shares of common stock of Isonics Corporation, a California corporation ("Isonics" or "We"), which are being offered and sold by the selling shareholders named on page 13 below, collectively referred to herein as the "Selling Shareholders." The shares being offered by the Selling Shareholders include:

168,500	Shares issuable upon the exercise of common stock warrants at $2.32 per share through June 10, 2006;
300,000	Shares issuable upon the exercise of common stock warrants at $1.00 per share through November 21, 2005; and
1,210,000	Shares issuable upon the exercise of common stock warrants at $1.25 per share through April 30, 2006 (as to 710,000 shares) and through October 21, 2006 (as to 500,000 shares).

        Our common stock is listed for trading on the Nasdaq SmallCap Market under the symbol "ISON." On May 3, 2004, our common stock's last reported sale price on the Nasdaq SmallCap Market was $1.45 per share.

        The Selling Shareholders have advised us that none of them has made any commitments with respect to the sale of the shares, but that they may sell the shares from time-to-time on the Nasdaq SmallCap Market; in the over-the-counter market outside of Nasdaq; or in negotiated transactions other than the Nasdaq SmallCap Market or the over-the-counter market, in each case through licensed broker-dealers or otherwise. Any of these sales may involve block transactions. The Selling Shareholders have advised us that any of them may sell the shares at market prices at the time of sale, at prices discounted from or related to prevailing market prices at the time of sale, or at other negotiated prices.

        This Investment Involves a High Degree of Risk. You Should Purchase Shares Only If You Can Afford a Complete Loss. See "Risk Factors" Beginning on Page 5. We have not authorized anyone to give information or to make any representation other than as contained in this prospectus in connection with the offering described herein.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

DOCUMENTS INCORPORATED BY REFERENCE
NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS
PROSPECTUS SUMMARY
RISK FACTORS
USE OF PROCEEDS
SELLING SHAREHOLDERS AND THE PLAN OF DISTRIBUTION
DESCRIPTION OF SECURITIES
SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION
EXPERTS
LEGAL MATTERS

        You should rely only on the information contained in this prospectus or any accompanying supplemental prospectus and the information specifically incorporated by reference. We have not authorized anyone to provide you with different information or make any additional representations. This is not an offer of these securities in any state or other jurisdiction where the offer in not permitted. You should not assume that the information contained in or incorporated by reference into this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each such documents.

i

DOCUMENTS INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information in documents we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. These documents provide a significant amount of information about us. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering.

        Our Annual Report on Form 10-KSB for the fiscal year ended April 30, 2003.

        Our Quarterly Reports on Form 10-QSB for the quarters ended:

    July 31, 2003, filed on September 15, 2003;
    October 31, 2003, filed on December 12, 2003; and
    January 31, 2004 filed on March 16, 2004; and

        Our Current Reports on Form 8-K, reporting events of:

    September 26, 2003,
    December 17, 2003,
    January 30, 2004,
    February 17, 2004,
    February 17, 2004,
    March 25, 2004,
    April 6, 2004 and
    April 27, 2004.

        Our Registration Statement on Form 8-A filed on August 20, 1997, registering our common stock and other securities registered under the Securities Exchange Act of 1934, as amended by Forms 8-A filed on March 10, 2000, May 30, 2000, May 11, 2001, May 14, 2001, and August 1, 2001.

        You may request a copy of these filings or a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, at no cost, by writing us or calling us at the following address and telephone number:

    Isonics Corporation
    5906 McIntyre Street
    Golden, CO 80403
    Attn: President
    Telephone No.: (303) 279-7900
    Facsimile No.: (303) 279-7300

        Additionally, the documents are available electronically in the EDGAR database on the web site maintained by the SEC. You can find this information at http://www.sec.gov.

NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS

        In our effort to make the information in this prospectus more meaningful, this prospectus contains both historical and forward-looking statements. All statements other than statements of historical fact are forward-looking statements within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this prospectus are not based on historical facts, but rather reflect the current expectations of our management concerning future results and events.

        The forward-looking statements generally can be identified by the use of terms such as "believe," "expect," "anticipate," "intend," "plan," "foresee," "likely," "will" or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals are, or may be, forward-looking statements.

        Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Isonics to be different from any future results, performance and achievements expressed or implied by these statements. You should review carefully all information, including the financial statements and the notes to the financial statements included in this prospectus. In addition to the factors discussed under "Risk Factors," the following important factors could affect future results, causing the results to differ materially from those expressed in the forward-looking statements in this prospectus:

  •
  demand for, and acceptance of, our products;

  •
  changes in development, distribution and supply relationships;

  •
  the impact of competitive products and technologies;

  •
  the risk of operations in Russia, the Republic of Uzbekistan, and the Republic of Georgia;

  •
  dependence on future product development;

  •
  the possibility of future customer concentration;

  •
  our dependence on key personnel;

  •
  the volatility of our stock price; and

  •
  the impact of new technologies.

        These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in the forward-looking statements in this prospectus. Other unknown or unpredictable factors also could have material adverse effects on our future results. The forward-looking statements in this prospectus are made only as of the date of this prospectus and we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. We cannot assure you that projected results will be achieved.

PROSPECTUS SUMMARY

        You should read the following summary together with the more detailed information regarding our company and the common stock being offered by the Selling Shareholders, as well as our financial statements and notes to those statements appearing in the documents incorporated by reference.

Isonics Corporation

        We are an advanced materials and technology company, which develops and commercializes products based on enriched stable and radioactive isotopes. Our common stock is traded on the Nasdaq SmallCap Market under the symbol "ISON." The market for our stock has historically been characterized generally by broad price and volume volatility. We cannot give any assurance that a stable trading market will develop for our stock.

        The address of our principal executive offices and our telephone and facsimile numbers at that address are as set forth on a previous page.

        We currently conduct some of our operations through one wholly owned-subsidiary and one partially owned subsidiary. The following chart provides some information about those subsidiaries:

Name and Headquarters	Place of Formation	Ownership Percentage	Business
Chemotrade GmbH Dusseldorf, Germany	Germany	100%	Chemotrade GmbH ("Chemotrade") is a value-added re-seller of stable and radioactive isotopes. It supplies radioactive isotopes for pharmaceutical and industrial research as well as for industrial and medical imaging, calibration sources and for brachytherapy applications. Additionally, Chemotrade supplies various stable isotope labeled compounds for pharmaceutical research and drug design, as well as oxygen-18 for use in producing a radioisotope used in positron emission tomography. Chemotrade's market is primarily Europe, but sales are also made to North America and Asia.
IUT Detection Technologies, Inc.	Colorado, USA	85%
			IUT Detection Technologies, Inc. ("IUTDT") owns and we anticipate will commercialize the detection technology that we acquired from Institut of Umwelttechnologien GmbH ("IUT"). This isotope-based trace detection technology will be used to detect explosives and chemical and biological weapons.

        The foregoing does not include our minority ownership in two companies:

  •
  Interpro Zinc, LLC, a Colorado entity that engages in the research and development for the recovery and recycling of zinc metal from various sources. We have a 25% interest in this entity. Interpro Zinc, LLC has suspended its operations due to a lack of funding and it is unclear as to if or when it will resume such operations.

  •
  IUT, an entity based in Berlin, Germany, which performs research and development, and manufacturing of radioisotopes. We have a 6% interest in IUT through Chemotrade.

The Securities

        Currently our common stock, Class B common stock warrants, and our Class C common stock warrants are registered under the Securities Exchange Act of 1934, as amended and are quoted under the following symbols:

Common stock:	ISON
Class B warrants:	ISONL
Class C warrants:	ISONZ

        As of April 23, 2004, there were 15,194,913 shares of our Common Stock outstanding, 963,666 shares of our Series A Convertible Preferred Stock, 9,000 shares of our Series C Convertible Preferred Stock and 32,950 shares of our Series D Convertible Preferred Stock outstanding. See "Description of Securities" commencing on page 26, of this Prospectus.

The Offering

        The Selling Shareholders are offering up to 1,678,500 shares of common stock underlying outstanding common stock warrants. We issued the common stock warrants to them as follows:

  •
  In June 2002, we issued vFinance Investments, Inc. ("vFinance") warrants to purchase 200,000 shares of our common stock (exercisable at $2.32 per share through June 10, 2006) in consideration of vFinance entering into an investment banking agreement. The Selling Shareholders are only offering 168,500 of the 200,000 shares of common stock underlying the outstanding common stock warrants.

  •
  In November 2002, we entered into a one-year financial advisory agreement with Park Capital Securities, LLC ("Park Capital") pursuant to which we issued to Park Capital warrants to acquire 300,000 shares of our common stock, exercisable through November 21, 2005 at $1.00 per share. In October 2003, we issued to Park Capital warrants to purchase 500,000 shares of our common stock (exercisable through October 21, 2006 at $1.25 per share) in consideration of Park Capital's agreement to extend the financial advisory agreement for an additional year (through December 31, 2004).

  •
  In October 2003, we issued to vFinance warrants to purchase 560,000 shares of our common stock (exercisable at $1.25 per share through April 30, 2006) in consideration of vFinance entering into an investment banking agreement (which expires in June 2004).

  •
  In February 2004, we issued to vFinance warrants to acquire 150,000 shares of our common stock (exercisable at $1.25 through April 30, 2006) as payment for investment banking services provided.

        The Selling Shareholders will receive all of the proceeds from the offer and sale of the shares. We will receive proceeds to the extent any of the Selling Shareholders exercise their warrants.

        We will pay the costs related to the filing of the registration statement in which this Prospectus is included. The Selling Shareholders will pay their own expenses related to the offer and sale of the shares, including any underwriter discounts or commissions.

RISK FACTORS

        An investment in and ownership of our common stock is one of high risk. You should carefully consider the risks described below before deciding whether to invest in or continue to hold our common stock. If any of the contingencies discussed in the following paragraphs or other materially adverse events actually occurs, the business, financial condition and results of operations could be materially and adversely affected. In such case, the trading price of our common stock could decline, and you could lose all or part of your investment.

Our working capital shortage and recurring net losses resulted in our auditors issuing an opinion on our financial statements indicating a substantial doubt regarding our ability to continue as a going concern.

        The auditors' report included with our financial statements for the fiscal year ended April 30, 2003, includes the following explanatory paragraph:

  "The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company incurred a net loss of $1,106,000 during the year ended April 30, 2003 and has an accumulated deficit of $12,322,000 as of April 30, 2003. These factors, among others, as discussed in Note 2 to the consolidated financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

        In view of the matters described in the preceding paragraph and the continuation of our operating losses during the first eleven months of our 2004 fiscal year, recoverability of a major portion of the recorded asset amounts shown in our financial statements is dependent upon our continued operations, which in turn is dependent upon our ability to meet our financing requirements on a continuing basis, to maintain present financing, and to succeed in our future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should we be unable to continue in existence.

        Our working capital has improved significantly as we have received investments totaling $5,495,000 (approximately $5,000,000 net of related fees and expenses) from Mercator Advisory Group, LLC and its affiliated funds in January and April 2004. In addition, we continue to work with several different sources, including both strategic and financial investors, in order to raise additional capital to finance both our continuing operations and our isotope-based trace detection technology and possible expansion into related businesses. Although there is no assurance that additional funding will be available, we believe that our current business plan, if successfully funded, will significantly improve our operating results and cash flow in the future.

        In addition, we are dependent on our continuing revenues and increasing orders to improve our operating results, and cash payments from our customers to provide working capital. To the extent orders and deliveries are reduced because of customers' needs or our inability to supply product, or to the extent payments from customers are reduced because of adverse financial conditions affecting our customers, we may be adversely affected.

Unless we are able to develop and sell new products profitably, we may be unable to remain competitive, furthering the likelihood that our losses and negative cash flow will continue.

        We have not operated profitably since our 1996 fiscal year. We recognized net income for the year ended April 30, 2000, only because of the gain recognized on the sale of our depleted zinc assets to Eagle-Picher Technologies, LLC ("Eagle-Picher").

        As a consequence of our sale of the depleted zinc operations, our operations and our ability to generate revenues are more heavily dependent upon our ability to develop new products, including those that use stable and radioactive isotopes, and to market and sell those products profitably. We may be unable to develop products that can be profitably marketed and sold, which may prevent us from paying creditors as debts are due, and, in turn, may materially impact our ability to continue our business operations.

        It is possible that the following circumstances may develop and may adversely impact our available working capital and materially impact our ability to continue our business operations:

  •
  unanticipated expenses in developing our new products or in producing or marketing our existing products;

  •
  the necessity of having to protect and enforce our intellectual property rights;

  •
  technological and market developments; and

  •
  a corporate decision to expand our production capacity through capital investment or acquisition.

        We may not be able to obtain equity or debt financing on reasonable terms when we need such financing. The unavailability of additional financing, when needed, could have a material adverse effect on our business.

We have raised capital and issued shares during the years ended April 30, 2002 and 2003, and subsequently which has resulted in dilution to our existing shareholders. This was necessary in order to provide necessary working capital or obtain assets and services, and we will likely issue more shares to raise additional capital or to obtain other services or assets, any of which may result in substantial additional dilution.

        During the course of the last two fiscal years and the current fiscal year, we have been required to raise in excess of $9,000,000 of net working capital (after expenses) to finance our business operations and acquisitions. We have raised this capital by issuing shares of common stock, convertible preferred stock and common stock warrants to accredited investors and as compensation to investment bankers making introductions to the accredited investors. During this same period of time, we have issued common stock warrants and shares of common stock to several persons in exchange for their promises to perform investment banking and financial advisory services to us. In many cases, these issuances were below the then-current market prices and can be considered dilutive to our existing shareholders—both as a reduction of their percentage ownership in Isonics and because of issuances at prices below the market.

        There are provisions associated with the Series A Convertible Preferred Stock private placement completed on July 29, 1999 that if triggered, would reduce the current conversion price and effectively allow the preferred shares to convert to common stock at a more favorable ratio. As a result of various transactions (including the September 2003 financing and the related settlement agreement), the related preferred shares are now convertible at two shares of common stock for each share of Series A Convertible Preferred Stock outstanding. As of April 23, 2004 there were 963,666 shares of Series A Convertible Preferred Stock outstanding convertible into 1,927,332 shares of common stock.

        If we are successful in raising additional working capital, we will likely have to issue additional shares of our common stock and common stock warrants at prices that may dilute the interests of our existing shareholders.

Operations in Russia, the Republic of Uzbekistan, and the Republic of Georgia may be disrupted because of a volatile political and economic climate beyond our control, which could adversely affect our supply of raw materials.

        Operations in Russia, the Republic of Uzbekistan, and the Republic of Georgia entail risks. The former republics of the Soviet Union including Uzbekistan and Georgia are experiencing political, social and economic change as they obtain independence from the former central government in Moscow. Some of the republics, including Russia, Uzbekistan and Georgia, are attempting to transition from a central-controlled economy toward a market-based economy. These changes have involved, in some cases, armed conflict and the risk of continued instability has increased since the terrorist attacks on the United States of September 11, 2001. Although Uzbekistan borders Afghanistan, the activities in Afghanistan have not impacted our supply of isotopes. Political or economic instability in these republics may continue or worsen. The price, availability, quality, quantity, ability to export and supply of stable and radioactive isotopes could be directly affected by political, economic and military conditions in Russia, Uzbekistan and Georgia.

        We are dependent on suppliers from Russia, Uzbekistan, and Georgia for approximately 95% of both our stable isotopes and our radioisotopes. Accordingly, our operations could be materially adversely affected if hostilities in Russia, Uzbekistan, or Georgia should occur, if trade between Russia, Uzbekistan and/or Georgia and the United States were interrupted or ceased, if political conditions in Russia, Uzbekistan or Georgia disrupt transportation or processing of our goods, if laws or government policies concerning foreign business operations in Russia, Uzbekistan or Georgia change substantially, or if tariffs are introduced.

Because we depend upon few customers for a significant portion of our revenues, our business may be materially and adversely affected if we lose any one of these customers.

        Two customers (Eastern Isotopes and Perkin Elmer Life Sciences) accounted for approximately 29% and 17%, respectively of revenues for the year ended April 30, 2003. One customer (Eastern Isotopes) accounted for approximately 33% of revenues for the nine months ended January 31, 2004.    Four customers (Perkin Elmer Life Sciences, IBT SA, Revis LTD and International Isotopes) accounted for approximately 43%, 15%, 13% and 12%, respectively of the German operation's revenues for the year ended April 30, 2003. Three customers (Perkin Elmer Life Sciences, IBT SA and International Isotopes) accounted for approximately 35%, 24% and 20%, respectively of the German operation's revenues for the nine months ended January 31, 2004.

        While our goal is to diversify our customer base, we expect to continue to depend upon a relatively small number of customers for a significant percentage of our revenues for the foreseeable future. Significant reductions in sales to any of our large customers have had, and may in the future have, a material adverse effect on us by reducing our revenues and our gross margins. Present or future customers could terminate their purchasing patterns with us or significantly change, reduce or delay the amount of isotopes or other products ordered from us.

If demand for our product grows suddenly, we may lack the resources to meet demand or we may be required to increase our capital spending significantly.

        We have experienced, and may again experience, periods of rapid growth that place a significant strain on our financial and managerial resources. Through our marketing efforts we have increased the number and type of products we offer to our customers in our effort to replace the cash flow reduction that occurred as a result of the sale of our depleted zinc operations, and we are continuing to look for new products to offer. Through our research and development efforts we are also attempting to develop additional products and lines of business. Our ability to manage growth effectively, particularly given our increasing scope of operations, will require us to continue to implement and improve our management, operational and financial information systems, and will require us to develop the management skills of our personnel and to train, motivate and manage our employees. Our failure to effectively manage growth could increase our costs of operations and reduce our margins and liquidity, which could have a material adverse effect on our business, financial condition and results of operations.

Because we are dependent upon our key personnel for our future success, if we fail to retain or attract key personnel, our business will be adversely affected.

        Our future success will depend in significant part upon the continued service of our key technical, sales and senior management personnel, including James E. Alexander, our President and Chief Executive Officer; Boris Rubizhevsky, our Senior Vice President, Isotope Production and Supply; Daniel Grady, Vice President, Life Sciences; Stephen Burden, Vice President, Semiconductor Materials; and Hans Walitzki, Vice President, Advanced Wafer Technology. We have obtained $1,000,000 of key man life insurance on the lives of Mr. Alexander and Mr. Rubizhevsky. Currently both Mr. Alexander and Mr. Rubizhevsky are covered by employment agreements that are renewable on an annual basis. Dr. Grady and Dr. Burden are covered by employment agreements with an indefinite term that provides at-will employment, terminable at any time by either party. Dr. Walitzki is covered by an employment agreement through November 2006.

        We believe that our future success will also depend upon our ability to attract and retain other qualified personnel for our operations. The failure to attract or retain such persons could materially adversely affect our business, financial condition and results of operations.

We may not be able to protect our intellectual property, which would reduce our competitive advantage.

        We rely primarily on a combination of patents and patent applications, trade secrets, confidentiality procedures, and contractual provisions to protect our technology. Despite our efforts to protect our technology, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. Policing unauthorized use of our technology and products is difficult. In addition, the laws of many countries do not protect our rights to information, materials and intellectual property that we regard as proprietary, and that are protected under the laws of the United States. We may not be able to protect our proprietary interests, or our competitors may independently develop similar technology or intellectual property. If either one of these situations occurs, we may lose existing customers and our business may suffer.

        The validity of any of the patents licensed to us, or that may in the future be owned by us, may not be upheld if challenged by others in litigation. Further, our products or technologies, even if covered by our patents, may infringe upon patents owned by others. We could incur substantial costs in defending suits brought against us, or any of our licensors, for infringement, in suits by us against others for infringement, or in suits contesting the validity of a patent. Any such proceeding may be protracted. In any suit contesting the validity of a patent, the patent being contested would be entitled to a presumption of validity and the contesting party would be required to demonstrate invalidity of such patent by clear and convincing evidence. If the outcome of any such litigation were adverse to our interests, our liquidity and business operations would be materially adversely affected.

We face technological change and intense competition both domestically and internationally which may adversely affect our ability to sell our products profitably.

        Although we do not believe that any entity produces a complete range of stable enriched isotopes for commercial sale, many of our competitors have significantly greater funding than do we and may be able to develop products which are competitive with our products.

        Further, it is possible that future technological developments may occur. The market for our isotope products is characterized by rapidly evolving technology and continuing process development. Our future success will depend upon our ability to develop and market isotope products that meet changing customer and technological needs on a cost effective and timely basis. If we fail to remain competitive by anticipating the needs of our customers and our customers contract with other suppliers, our revenues and resulting cash flow could be materially and adversely affected.

We could be subject to environmental regulation by federal, state and local agencies, including laws that impose liability without fault, which could produce working capital shortages and lessen shareholders' equity.

        We could become subject to a variety of federal, state, and local environmental regulations relating to the use, storage, discharge and disposal of hazardous chemicals used during the isotope product delivery and manufacturing process, although we do not believe that there is any such regulation directly applicable to our current operations. Regulations that become applicable to our operations in the future could restrict our ability to expand our facilities or could require us to acquire costly equipment or to incur other significant expenses to comply with governmental regulations. Historically, our costs of compliance with environmental regulations have not been significant.

We are controlled by only a few officers and directors and, consequently, purchasers of our shares will have very little ability to elect or control our management.

        Even if all outstanding common stock warrants and stock options are exercised and convertible securities are exchanged for common stock, our directors and officers will beneficially own 16.8% of the outstanding shares of common stock as of April 23, 2004, and, accordingly, may have the ability to elect a majority of our directors and otherwise control the company. As a result, such persons, acting together, will have the ability to substantially influence all matters submitted to stockholders for approval, including the election and removal of directors and any merger, consolidation or sale of substantially all of our assets, and to control our management and affairs. Such concentration of ownership may have the effect of delaying, deferring or preventing a change in control, impeding a merger, consolidation or takeover or other business combination involving us or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our business, even if such a transaction would be beneficial to other stockholders.

We risk exposing ourselves to an above-policy limit product liability claim, which could adversely affect our working capital, shareholders' equity and profitability.

        The use of our radioisotopes in radiopharmaceuticals and in clinical trials may expose us to potential product liability risks that are inherent in the testing, manufacture, marketing, and sale of human diagnostic and therapeutic products. We currently have product liability insurance; however, there is a risk that our insurance would not cover completely or would fail to cover a claim, in which case we may not have the financial resources to satisfy such claims, and the payment of claims would require us to use funds that are otherwise needed to conduct our business and make our products.

Our common stock is vulnerable to pricing and purchasing actions that are beyond our control and, therefore, persons acquiring our shares may be unable to resell their shares at a profit as a result of this volatility.

        The trading price of our securities has been subject to wide fluctuations in response to quarter-to-quarter variations in our operating results, our announcements of technological innovations or new products by us or our competitors, and other events and factors. The securities markets themselves have from time to time and recently experienced significant price and volume fluctuations that may be unrelated to the operating performance of particular companies. Announcements of delays in our testing and development schedules, technological innovations or new products by us or our competitors and developments or disputes concerning patents or proprietary rights could have a significant and adverse impact on such market prices. Regulatory developments in the United States and foreign countries, public concern as to the safety of products containing radioactive compounds, economic and other external factors, all affect the market price of our securities. In addition, the realization of any of the risks described in these "Risk Factors" could have a significant and adverse impact on such market prices.

SEC penny stock regulations may limit the ability to trade our securities on the Nasdaq Small Cap Market.

        Although our common stock is currently quoted on the Nasdaq SmallCap Stock Market, our common stock has in the past been subject to additional disclosure requirements for penny stocks mandated by the Securities Enforcement Remedies and Penny Stock Reform Act of 1990. The SEC Regulations generally define a penny stock to be an equity security that is not traded on the Nasdaq Stock Market and has a market price of less than $5.00 per share. We have, at times in the past, been included within the SEC Rule 3a-51 definition of a penny stock. When our common stock is considered to be a "penny stock", trading is covered by Rule 15g-9 promulgated under the Securities Exchange Act of 1934, for non-Nasdaq and non-national securities exchange listed securities.

        Under this rule, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written disclosure to, and suitability determination for, the purchaser and receive the purchaser's written agreement to a transaction prior to sale. The regulations on penny stocks limit the ability of broker-dealers to sell our common stock and thus the ability of purchasers of our common stock to sell their securities in the secondary market. To the extent we are able to maintain our listing on the Nasdaq SmallCap Stock Market, we will not be subject to these penny stock rules. Reasons for being unable to maintain our listing on the Nasdaq SmallCap Stock Market include:

  •
  the inability to maintain a bid price for our common stock of $1.00 for the requisite period of time, and

  •
  the inability to maintain either the minimum stockholders' equity, market capitalization or net income along with the required number of market makers and shareholders necessary for listing.

        Our stock was trading at prices significantly below the $1.00 per share minimum maintenance requirements at times during calendar 2003. The volatility of our stock price, our current price near $1.00 per share, and our financial condition may in the future, result in our failing to meet Nasdaq's requirements. As a result, we could potentially be at risk of Nasdaq action to remove our securities from its SmallCap market. We cannot give any assurance that we will be able to meet the Nasdaq requirements to maintain our SmallCap listing, or that if we do, a stable trading market will develop for our stock or our warrants.

Future sales of our common stock may cause our stock price to decline.

        Our stock price may decline by future sales of our shares or the perception that such sales may occur. As of April 23, 2004, approximately 5,735,000 shares of common stock held by existing stockholders constitute "restricted shares" as defined in Rule 144 under the Securities Act. The restricted shares may only be sold if they are registered under the Securities Act, or sold under Rule 144, or another exemption from registration under the Securities Act.

        Approximately 90% of the restricted shares of our common stock are either eligible for sale pursuant to Rule 144 or have been registered under the Securities Act for resale by the holders. We are unable to estimate the amount, timing, or nature of future sales of outstanding common stock. Sales of substantial amounts of our common stock in the public market may cause the stock's market price to decline.

We have never paid any cash dividends on our common stock and we do not anticipate paying cash dividends on our common or preferred stock in the foreseeable future.

        We have never declared or paid a cash dividend on our common stock. We presently intend to retain our earnings, if any, to fund development and growth of our business and, therefore, we do not anticipate paying cash dividends in the foreseeable future. Additionally, the certificate of designation for the Series A Convertible Preferred Stock contains restrictions on our ability to pay dividends to holders of our common stock.

Outstanding Series A, C and D Convertible Preferred Stock, options and warrants may make it difficult for us to obtain additional capital on reasonable terms.

        As of April 23, 2004 we have 963,666 shares of Series A Convertible Preferred Stock and 32,950 shares of our Series D Convertible Preferred Stock outstanding convertible into 1,927,332 and 2,995,455 shares of our common stock, respectively and we have 9,000 shares of our Series C Convertible Preferred Stock outstanding convertible into up to 947,368 shares of our common stock. In addition, we had outstanding options and common stock warrants for the purchase of up to 10,875,541 shares of common stock at an average exercise price of $1.36 per share. If all of the outstanding options and common stock warrants were to be converted, they would represent approximately 34% of our outstanding common shares on a fully diluted basis. Future investors will likely recognize that the holders of the options, warrants and the convertible preferred stock will only exercise their rights to acquire our common stock when it is to their economic advantage to do so. Therefore, even with lower current market prices for our common stock, the market overhang of such a large number of warrants, options, and convertible preferred stock may adversely impact our ability to obtain additional capital because any new investors will perceive that securities offer a risk of substantial potential future dilution.

Provisions in our charter documents could prevent or delay a change in control, which could delay or prevent a takeover.

        Our Articles of Incorporation authorize the issuance of "blank check" preferred stock with such designations, rights, and preferences, as may be determined by our Board of Directors. Accordingly, the Board of Directors may, without shareholder approval, issue shares of preferred stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could also be issued to discourage, delay, or prevent a change in our control, although we do not currently intend to issue any additional series (beyond our Series A, C and D Convertible Preferred Stock) of our preferred stock.

Provisions in our bylaws provide for indemnification of officers and directors to the full extent permitted by California law, which could require us to direct funds away from our business and products.

        Our Bylaws provide for indemnification of officers and directors to the full extent permitted by California law, our state of incorporation. We may be required to pay judgments, fines, and expenses incurred by an officer or director, including reasonable attorneys' fees, as a result of actions or proceedings in which such officers and directors are involved by reason of being or having been an officer or director. Funds paid in satisfaction of judgments, fines and expenses may be funds we need for the operation of our business and the development of our products, thereby affecting our ability to attain profitability. This could cause our stock price to drop.

Forward-looking statements may prove to be inaccurate

        In our effort to make the information in this report more meaningful, this report contains both historical and forward-looking statements. All statements other than statements of historical fact are forward-looking statements within the meanings of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this report are not based on historical facts, but rather reflect the current expectations of our management concerning future results and events.

        The forward-looking statements generally can be identified by the use of terms such as "believe," "expect," "anticipate," "intend," "plan," "foresee," "likely," "will" or other similar words or phrases. Furthermore, statements that describe our objectives, plans, or goals are, or may be, forward-looking statements.

        Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Isonics to be different from any future results, performance and achievements expressed or implied by these statements.

        These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in the forward-looking statements in this Prospectus. Other unknown or unpredictable factors also could have material adverse effects on the future results of Isonics.

USE OF PROCEEDS

        We expect to use any proceeds from the exercise of the common stock warrants for working capital for general corporate purposes. The precise use of these proceeds will change depending on when the proceeds are received. For example, if we receive proceeds from the exercise of warrants in the current or next fiscal quarter, we will likely allocate some of the proceeds to fund the further development of our neutron-based detection system and we may allocate some of the proceeds to costs associated with our announced activities. We cannot offer any assurance, however, that we will receive any proceeds from the exercise of any warrants.

SELLING SHAREHOLDERS AND THE PLAN OF DISTRIBUTION

        This Prospectus includes securities that are underlying certain outstanding warrants as described herein. We are not offering any securities; by this Prospectus, the Selling Holders are offering shares of common stock underlying the warrants they hold. We issued the common stock warrants to them as follows:

  •
  In June 2002, we issued vFinance warrants to purchase 200,000 shares of our common stock (exercisable at $2.32 per share through June 10, 2006) in consideration of vFinance entering into an investment banking agreement. vFinance assigned a portion of these warrants to three of its principals, Messrs. Rich, Calicchia and Stefansky. The Selling Shareholders are only offering 168,500 of the 200,000 shares of common stock underlying the outstanding common stock warrants.

  •
  In November 2002, we entered into a one-year financial advisory agreement with Park Capital pursuant to which we issued to Park Capital warrants to acquire 300,000 shares of our common stock, exercisable through November 21, 2005 at $1.00 per share. Park Capital, no longer in business, assigned a portion of these warrants to Roadrunner and (in April 2004) the remaining warrants to Morningside Capital Partners, LLC ("Morningside") as described in the table below.

  •
  In October 2003, we issued to Park Capital warrants to purchase 500,000 shares of our common stock (exercisable through October 21, 2006 at $1.25 per share) in consideration of Park Capital's agreement to extend the financial advisory agreement for an additional year (through December 31, 2004). In April 2004, Park Capital assigned these warrants to Morningside as described in the table below.

  •
  In October 2003, we issued to vFinance warrants to purchase 560,000 shares of our common stock (exercisable at $1.25 per share through April 30, 2006) in consideration of vFinance entering into an investment banking agreement (which expires in June 2004). vFinance assigned a portion of these warrants to two of its principals, Messrs. Stefansky and Rosenblum as described in the table below.

  •
  In February 2004, we issued to vFinance warrants to acquire 150,000 shares of our common stock (exercisable at $1.25 through April 30, 2006) as payment for investment banking services provided. vFinance assigned a portion of these warrants to Messrs. Stefansky and Rosenblum as described in the table below.

        We have set forth in the following table information relative to the Selling Holders as of April 23, 2004. We calculated beneficial ownership based on SEC requirements, and the information we included regarding beneficial ownership is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, each person identified in the table has sole voting and investment power with respect to all shares he, she, or it beneficially owns, subject to applicable community property laws. We have based the percentage calculated for each Selling Holder upon the sum of the "common stock" and "common stock issuable upon exercise of warrants" columns.

        None of the Selling Holders had any material relationship with us during the past three years except to the extent:

  •
  vFinance participated in a financing for Isonics completed in March 2002. They and their principals received compensation from us upon the completion of that financing.

  •
  Park Capital and vFinance participated in a financing for Isonics completed in September 2003. They and their principals (which include principals of Roadrunner) received compensation from us upon the completion of that financing.

        vFinance has acted as a market maker in our common stock from time to time and, therefore, as described in the table below owns additional of our securities.

        We do not know when or in what amounts the Selling Holders may offer the shares described in this Prospectus for sale. The Selling Holders may decide not to sell all or any of the shares that this Prospectus covers. Because the Selling Holders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares that the Selling Holders will hold after completion of the offering, we cannot estimate the number of the shares that the Selling Holders will hold after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, the Selling Holders will hold none of the securities that this Prospectus covers.

						(a) Common Stock to be Beneficially Owned After Offering and (b) Percentage, Assuming All Shares Offered are Sold
				Securities Being Offered by Selling Holders
	(a) Common Stock, (b) shares underlying all derivative securities beneficially owned Prior to this Offering
Name of Selling Holder(s)				Common Stock	Shares underlying Warrants
	(a)		(b)		(a)	(a)		(b)
Morningside Capital Partners, LLC(1)	0		560,000	0	560,000	0		0%
vFinance Investments, Inc.(2)	0		397,850	0	350,350	47,500	^	<1%
Roadrunner Capital Group, LLC(3)	50,000	*	240,000	0	240,000	50,000		<1%
Richard Rosenblum(4)	0		279,825	0	249,825	30,000	^	<1%
David Stefansky(5)	5,000	*	279,825	0	218,325	66,500	!	<1%
Vincent Callichia(6)	0		20,000	0	20,000	0		0%
Jonathan Rich(7)	0		40,000	0	40,000	0		0%

*
The shares denoted by an asterisk were (to our knowledge) acquired in the open market and therefore are not restricted securities. As a result, the shares of common stock denoted by an asterisk are not included in this prospectus.

^
The shares denoted by ^ constitute shares underlying common stock warrants that were issued in March 2002. The shares underlying the common stock warrants have been previously registered and as a result they are not included in this prospectus.

!
The shares denoted by ! include 5,000 shares of common stock acquired in the open market (and therefore are not restricted securities) and 30,000 shares underlying common stock warrants that were issued in March 2002. The shares underlying the common stock warrants have been previously registered and as a result they are not included in this prospectus. In addition, it includes 31,500 common stock warrants (exercisable at $2.32 through June 10, 2006) owned by Formosa Ltd. which is partially owned by Mr. Stefansky's wife. The common stock underlying these warrants is not included in this prospectus.

(1)
The original recipient of these warrants, Park Capital, is no longer in business. Prior to February 2004, it was a privately-held company whose controlling person was Philip Orlando. Park Capital was a broker-dealer registered under the Securities Exchange Act of 1934, as amended. Park Capital has assigned its interest in these warrants to its successor, Morningside. Morningside's ownership includes:

a.
60,000 common stock warrants (exercisable at $1.00 through November 21, 2005) which Park Capital acquired in November 2002 as consideration for services to be rendered under a financial advisory agreement; and

b.
500,000 common stock warrants (exercisable at $1.25 through October 21, 2006) which Park Capital acquired in October 2003 as consideration for extension of the November 2002 financial advisory agreement.

The warrants are not included for resale under this prospectus; the shares underlying the warrants are included in the prospectus. Morningside has disclaimed any affiliation with Roadrunner or Roadrunner's principals. Neither Morningside nor its principals beneficially own any shares of our common stock except those being offered for sale pursuant to this Prospectus, as described herein. The address for Morningside is 733 Third Avenue, Suite 1910, New York, NY 10017.

(2)
vFinance is a privately-held company whose controlling person is Leonard Sokolow. vFinance is a broker-dealer registered under the Securities Exchange Act of 1934, as amended, and from time-to-time makes a market in our common stock in the Nasdaq SmallCap Market. vFinance's ownership includes:

a.
77,000 common stock warrants (exercisable at $2.32 through June 10, 2006) which it acquired in June 2002 as consideration for services rendered under an investment banking agreement;

b.
215,600 common stock warrants (exercisable at $1.25 through April 30, 2006) which it acquired in October 2003 as consideration for services to be rendered under an investment banking agreement to provide investment banking services; and

c.
57,750 common stock warrants (exercisable at $1.25 through April 30, 2006) which it acquired in February 2004 as payment for investment banking services provided.

As of April 23, 2004, vFinance had no short or long position in our common stock, Class B Common Stock Warrants or Class C Common Stock Warrants. vFinance disclaims any affiliation with Messrs. Stefansky,Rosenblum, Callichia and Rich, notwithstanding the employment relationships described below. The address for vFinance Investment, Inc., and Mr. Rosenblum is 3010 North Military Trail, Suite 300, Boca Raton, FL 33431.

(3)
Roadrunner Capital Group, LLC is a privately held company whose controlling persons are Nicole Morseli and Chris Messalas, both registered representatives formerly associated with Park Capital and currently associated with Charleston Capital Corporation, also a member of the NASD which has contractual relationships with Isonics. Roadrunner holds 240,000 common stock warrants (exercisable at $1.00 per share through November 21, 2005) which Roadrunner acquired in November 2002 by assignment from Park Capital as compensation to Ms. Morseli and Mr. Messalas. The common stock warrants are not included for resale under this prospectus; the shares underlying the common stock warrants are included in this prospectus. Roadrunner holds all of its securities for its principals and disclaims any affiliation with Park Capital, the broker-dealer that formerly (we are advised) employed its principals. The address for Roadrunner Capital Group, LLC is 110 Westview Road, Shorthills, New Jersey 07078.

(4)
Richard Rosenblum is an employee of vFinance and is a managing director of vFinance's corporate finance department. Mr. Rosenblum disclaims any affiliation with vFinance, the broker-dealer that employs him. Mr. Rosenblum's ownership includes:

a.
31,500 common stock warrants (exercisable at $2.32 through June 10, 2006) which were acquired in June 2002 by assignment from vFinance. The common stock warrants are held by The Cobran LLC of which Mr. Rosenblum is the managing member;

b.
172,200 common stock warrants (exercisable at $1.25 through April 30, 2006) which were acquired in October 2003 by assignment from vFinance; and

c.
46,125 common stock warrants (also exercisable at $1.25 through April 30, 2006) which were acquired in February 2004 by assignment from vFinance.

The common stock warrants are not included for resale under this prospectus; the shares underlying the common stock warrants are included in the prospectus. Mr. Rosenblum's address is set forth in Note (2), above.

(5)
David Stefansky is an employee of vFinance and is a managing director of vFinance's corporate finance department. Mr. Stefansky disclaims any affiliation with vFinance, the broker-dealer that employs him. Mr. Stefansky's ownership includes:

a.
172,200 common stock warrants (exercisable at $1.25 through April 30, 2006) which were acquired in October 2003 by assignment from vFinance; and

b.
46,125 common stock warrants (also exercisable at $1.25 through April 30, 2006) which were acquired in February 2004 by assignment from vFinance and

c.
31,500 common stock warrants (exercisable at $2.32 through June 10, 2006) which were acquired in June 2002 by assignment from vFinance. The shares underlying these common stock warrants are not included in this registration statement.

The common stock warrants are not included for resale under this prospectus; the shares underlying the common stock warrants are included in the prospectus. The address for Mr. Stefansky is 880 Third Avenue, New York, NY 10022.

(6)
Vincent Callichia is an employee of vFinance and is a managing director of vFinance's corporate finance department. Mr. Callichia disclaims any affiliation with vFinance, the broker-dealer that employs him. Mr. Callichia's ownership includes 20,000 common stock warrants (exercisable at $2.32 through June 10, 2006), which were acquired in June 2002 by assignment from vFinance. The common stock warrants are not included for resale under this prospectus; the shares underlying the common stock warrants are included in the prospectus. The address for Mr. Callichia is 880 Third Avenue, New York, NY 10022.

(7)
Jonathan Rich is an employee of vFinance and is a managing director of vFinance's corporate finance department. Mr. Rich disclaims any affiliation with vFinance, the broker-dealer that employs him. Mr. Rich's ownership includes 40,000 common stock warrants (exercisable at $2.32 through June 10, 2006), which were acquired in June 2002 by assignment from vFinance. The common stock warrants are not included for resale under this prospectus; the shares underlying the common stock warrants are included in the prospectus. The address for Mr. Rich is 880 Third Avenue, New York, NY 10022.

        Plan of Distribution.    The Selling Holders have advised us that they may, from time to time, offer and sell the shares of common stock underlying the warrants included in this Prospectus. Holders of common stock warrants may only exercise such warrants pursuant to an exemption from registration if one is available at the time. Once exercised, the shares of common stock underlying the common stock warrants may be sold pursuant to the terms of this Prospectus. The term "Selling Holders" includes pledgees, donees, transferees or other successors in interest selling shares that they acquired after the date of this Prospectus from the Selling Holders as a pledge, gift or other non-sale related transfer. To the extent required, we may amend and supplement this Prospectus from time to time to describe a specific plan of distribution.

        Each Selling Holder has advised us that he, she or it will act independently in making decisions with respect to the timing, manner, and size of each sale. Each Selling Holder has advised us that they may make these sales at prices and under terms then prevailing or at prices related to the then current market price. The Selling Holders have advised us that they may also make sales in negotiated transactions, including pursuant to one or more of the following methods:

  •
  purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this Prospectus;

  •
  ordinary brokerage transactions and transactions in which the broker solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  an over-the-counter distribution in accordance with the rules of the Nasdaq SmallCap Market; and

  •
  in privately negotiated transactions.

        In connection with distributions of the shares or otherwise, the Selling Holders have advised us that each may:

  •
  enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume;

  •
  sell the shares short and redeliver the shares to close out such short positions;

  •
  enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of shares that this Prospectus offers, which they may in turn resell; and

  •
  pledge shares to a broker-dealer or other financial institution, which, upon a default, they may in turn resell.

        In addition, the Selling Holders may sell any shares that qualify for sale pursuant to Rule 144, rather than pursuant to this Prospectus.

        In effecting sales, broker-dealers or agents that the Selling Holders engage may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Holders, in amounts that the parties may negotiate immediately prior to the sale.

        In offering shares that this Prospectus covers, the Selling Holders, and any broker-dealers and any other participating broker-dealers who execute sales for the Selling Holders, may qualify as "underwriters" within the meaning of the Securities Act in connection with these sales. Any profits that the Selling Holders realize, and the compensation that they pay to any broker-dealer, may qualify as underwriting discounts and commissions. One of the Selling Holders (vFinance) is a broker-dealer that acquired the securities included in this registration statement for investment purposes, and not for the purpose of causing or facilitating a distribution. (Park Capital was a broker-dealer at the time it acquired the common stock warrants, but it transferred its common stock warrants to Morningside and has advised us that Park Capital is no longer registered as a broker-dealer with the NASD.) However, in the view of the staff of the SEC, a broker-dealer offering securities acquired from an issuer should be considered to be an underwriter, and while the SEC staff's view is not dispositive, vFinance may be liable as an underwriter for securities sold by it pursuant to this registration statement.

        In order to comply with the securities laws of some states, the Selling Holders must sell the shares in those states only through registered or licensed brokers or dealers. In addition, in some states the Selling Holders must sell the shares only if we have registered or qualified those shares for sale in the applicable state or an exemption from the registration or qualification requirement is available and the Selling Holder complies with the exemption.

        We have advised the Selling Holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Holders and their affiliates. In addition, we will make copies of this Prospectus available to the Selling Holders for the purpose of satisfying the Prospectus delivery requirements of the Securities Act. The Selling Holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against liabilities, including liabilities arising under the Securities Act.

        At the time a Selling Holder makes a particular offer of shares we will, if required, distribute a Prospectus supplement that will set forth:

  •
  the number of shares that the Selling Holder is offering;

  •
  the terms of the offering, including the name of any underwriter, dealer or agent;

  •
  the purchase price paid by any underwriter;

  •
  any discount, commission and other underwriter compensation;

  •
  any discount, commission or concession allowed or reallowed or paid to any dealer; and

  •
  the proposed selling price to the public.

        We have agreed to indemnify the Selling Holders against claims and losses due to material misstatements or omissions made by us (and not by the Selling Holders) in this Prospectus. Each of the Selling Holders has agreed to indemnify us against claims and losses due to material misstatements or omissions made by them.

        Procedure to Exercise the Warrants.    1,678,500 common stock warrants were issued in June 2002, November 2002, October 2003 and February 2004 to certain investment bankers. These common stock warrants are not included in this Prospectus, and we have no obligation to register such common stock warrants. These common stock warrants may only be exercised if an exemption from registration is available to our satisfaction. We believe that an exemption will be available to allow holders of these common stock warrants to exercise the common stock warrants since all purchasers were accredited investors. If an exemption is available and these warrants are exercised, the underlying common stock can be offered and sold by the holder of those shares pursuant to this Prospectus.

        Registered Holders.    If you hold one of the common stock warrants described above, to exercise the common stock warrants you must:

  •
  complete the subscription form which is included as a part of the warrant agreement;

  •
  sign the subscription form and have your signature medallion guaranteed by a broker-dealer member of the STAMP program;

  •
  deliver the original common stock warrant certificate with the completed, signed, and medallion guaranteed subscription form to Continental Stock Transfer & Trust Co., Inc., 17 Battery Place, 8th Floor, New York, NY 10004, Attn: Compliance Department; and

  •
  include your payment for the exercise price. You must pay for the exercise by certified or bank cashiers' check payable in United States funds to the order of Isonics Corporation. If you prefer to wire transfer funds, you should contact Continental Stock Transfer & Trust Company by telephone and request wiring instructions. Continental Stock Transfer can be reached by telephone at (212) 509-4000.

        We recommend that you do not send your warrant certificate or funds through the regular U.S. Mail. We recommend that you use registered or certified U.S. Mail, or a courier service that will provide you a receipt indicating that Continental Stock Transfer received your warrant certificate and payment. Neither we, nor Continental Stock Transfer, are responsible for your warrant certificate or your payment until Continental Stock Transfer actually receives delivery. Do not send warrant certificates or payment directly to Isonics Corporation.

        Lost Warrant Certificates.    If you have lost your warrant certificate, you must contact Continental Stock Transfer & Trust Co., Inc., and follow the procedures established by Continental Stock Transfer & Trust Co., Inc. for your lost warrant certificate.

        Tax Aspects.    No gain or loss will be recognized by a holder of any of our Warrants held for investment on the holder's purchase of Common Stock for cash upon exercise of the warrant. The adjusted tax basis of the Common Stock so acquired will be equal to the tax basis of the warrant plus the exercise price. The holding period of the Common Stock acquired upon the exercise of a warrant, will begin on the date the warrant is exercised and the Common Stock is purchased.

        No Underwriter, Etc.    No underwriter, dealer, or finder, or other person has the right to receive any reimbursement of expenses, any right to appoint a representative to our board of directors, or the right to receive indemnification from us. To our knowledge, no person is engaging in passive market making or stabilizing or other transactions.

DESCRIPTION OF SECURITIES

        Our authorized capital stock consists of 40,000,000 shares of common stock and 10,000,000 shares of Preferred Stock. As of April 23, 2004, there were outstanding:

  •
  15,194,913 shares of common stock;

  •
  963,666 shares of Series A Convertible Preferred Stock as described elsewhere herein;

  •
  9,000 shares of Series C Convertible Preferred Stock as described elsewhere herein;

  •
  32,950 shares of Series D Convertible Preferred Stock as described elsewhere herein;

  •
  1,800,230 shares issuable upon exercise of options issued pursuant to our employee benefit plans; and

  •
  9,075,311 shares issuable upon exercise of outstanding common stock warrants (including the shares underlying the common stock warrants held by the Selling Shareholder).

Common Stock

        Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as the Board of Directors may from time to time determine.

        Each shareholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of shareholders.

        Cumulative voting for the election of directors is specifically authorized by the Bylaws. Under cumulative voting for the election of directors, upon a proper and timely request by a shareholder, each shareholder is entitled to cast a number of votes equal to the number of shares held multiplied by the number of directors to be elected. The votes may be cast for one or more candidates. Thus, under cumulative voting, a majority of the outstanding shares will not necessarily be able to elect all of the directors, and minority shareholders may be entitled to greater voting power with respect to election of directors than if cumulative voting did not apply.

        The Bylaws provide that so long as we are a "listed corporation" as defined by applicable California law, there will not be cumulative voting in connection with the election of directors. Under §301.5(d) of the California Corporations Code, a "listed corporation" is defined to include a "corporation with outstanding shares listed on the New York Stock Exchange or the American Stock Exchange" and a "corporation with outstanding securities listed on the National Market System of the Nasdaq Stock Market (or any successor to that entity)." At the present time however, we are not a "listed company" as defined in California law, and as a result cumulative voting will continue to apply in connection with the election of directors.

        The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of Isonics, the remaining assets legally available for distribution to shareholders, after payment of claims or creditors and payment of liquidation preferences, if any, on outstanding preferred stock, are distributable ratably among the holders of the common stock and any participating preferred stock outstanding at that time. Each outstanding share of common stock is fully paid and nonassessable.

Series A Convertible Preferred Stock

        The Series A Convertible Preferred Stock consisted of 1,830,000 shares issued with a liquidation preference of $1.50 per share and a right to convert the shares based on a one for one basis. As of

April 23, 2004, 866,334 shares of Series A Convertible Preferred Stock have been converted into common stock. The conversion right of the preferred stock is currently two shares of common stock for each share of Series A Convertible Preferred Stock (an effective conversion rate of $.75 per share). The Series A Convertible Preferred Stock is entitled to dividends or distributions equal to the amount of the dividend or distribution per share of common stock payable at such time multiplied by the number of shares of common stock then obtainable upon conversion of such Series A Convertible Preferred Stock.

        The Redemption Trigger Date for the Series A Convertible Preferred Stock was the business day immediately following the thirtieth consecutive trading day that the average closing price during such trading days (or, if no closing price is reported, the average of the bid and ask prices) of the shares of common stock was above $8.00 per share (which minimum price shall be proportionally adjusted for stock splits, stock dividends, reverse stock splits and any other subdivision or combination of the common stock). As we have met the Redemption Trigger Date, we may redeem all or any part of the Series A Convertible Preferred Stock at our election at any time and from time to time. The Series A Convertible Preferred Stock is convertible into common stock at the option of the holder until and unless we choose to redeem such shares and, until converted, at any meeting of our shareholders, each share of Series A Convertible Preferred Stock is entitled to the number of votes equal to the number of shares of common stock into which the Series A Convertible Preferred Stock is then convertible.

Series C Convertible Preferred Stock

        The Series C Convertible Preferred Stock may be converted into shares of common stock. Except as otherwise required by law, the holder of shares of Series C Convertible Preferred Stock shall not have the right to vote on matters that come before the shareholders. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Series C Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefore, such dividends as may be declared from time to time by the Board of Directors.

        The number of shares into which one share of Series C Convertible Preferred Stock shall be convertible is determined by dividing $100 by the then existing Conversion Price, which shall be subject to adjustment from time to time in certain instances. The "Conversion Price" per share for the Series C Convertible Preferred Stock shall be equal to 80% of the market price (which is defined as the average of the lowest three inter-day trading prices of our common stock for the five consecutive trading days immediately preceding the conversion date), rounded to the nearest penny; provided, however, that in no event shall the Conversion Price be less than $0.95 per share or greater than $1.25 per share. The Series C Convertible Preferred Stock is not redeemable and is not entitled to vote at our shareholder's meetings. As of April 23, 2004 there were 9,000 shares of Series C Convertible Preferred Stock outstanding.

Series D Convertible Preferred Stock

        The Series D Convertible Preferred Stock consists of 32,950 shares issued with a liquidation preference of $100 per share and a right to convert the shares into 90.91 shares of common stock for each share of Series D Convertible Preferred Stock. As of April 23, 2004, none of the Series D Convertible Preferred Stock has been converted into common stock. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Series D Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefore, such dividends as may be declared from time to time by the Board of Directors. The Series D Convertible Preferred Stock is not redeemable and is not entitled to vote at our shareholder's meetings.

        In the event of any dissolution or winding up of Isonics, whether voluntary or involuntary, holders of each outstanding share of Series A, C and D Convertible Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to shareholders, whether such assets are capital, surplus or earnings, an amount equal to their respective liquidation preferences before any payment shall be made to the holders of the common stock, or any other stock of the Corporation ranking junior with regard to any distribution of assets upon a liquidation, dissolution or winding up of Isonics.

Common Stock Warrants

        The common stock warrants held by the Selling Shareholders are exercisable to purchase shares of common stock as described above. The common stock warrants are exercisable for cash only. There are no conversion rights or exchange rights associated with the common stock warrants. A holder of the common stock warrants does not have any rights of a shareholder in Isonics unless and until the holder exercises the common stock warrant to receive common stock. The common stock warrants are subject to a standard dilution adjustment.

Transfer Agent

        The transfer agent for our common stock is Continental Stock Transfer & Trust Co., Inc., 17 Battery Place, 8th Floor, New York, NY 10004.

SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

        Our Articles of Incorporation require us to indemnify our officers, directors, employees and agents against certain liabilities incurred by them in those capacities if they acted in good faith and reasonably believed their conduct was in our best interests or not opposed to it. We are also required to indemnify a person who is or was a director, officer, employee or agent of ours and who was successful, on the merits or otherwise, in defense of any proceeding to which he was a party, against reasonable expenses, which include attorneys' fees, incurred by him or her in connection with the proceeding.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Isonics under the provisions discussed in the previous paragraph, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

EXPERTS

        The consolidated balance sheets as of April 30, 2003 and 2002, and the consolidated statements of operations, stockholders' equity, and cash flows for the years then ended have been audited by Grant Thornton LLP, independent certified public accountants, as set forth in their report dated June 11, 2003, incorporated by reference in this Registration Statement and Prospectus, and are included upon the authority of, or in reliance upon, such firm as an expert.

LEGAL MATTERS

        Lord, Bissell & Brook, LLP, Los Angeles, California, has passed on the validity of the shares of common stock offered hereby under California law, but has not otherwise participated in the preparation of this Prospectus or the registration statement of which this Prospectus is a part.

Part II
Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution.

        The following table sets forth the costs and expenses to be paid in connection with the sale of the shares of common stock being registered hereby. The Selling Shareholders will pay only those expenses directly related to the transfer of their securities. All amounts are estimates except for the Securities and Exchange Commission registration fee and the NASD filing fee.

Securities and Exchange Commission registration fee	$280
NASD filing fee	N/A
Accounting fees and expenses	4,000
Legal fees and expenses	14,000
Printing fees and expenses	5,000
Blue-sky fees and expenses	5,000
Transfer agent and registrar fees and expenses	4,000
Fees to be paid by Isonics on behalf of Selling Security Holders	0
Miscellaneous	1,720

Total to be paid by Isonics	$34,000

Item 15. Indemnification of Directors and Officers

        Our Articles of Incorporation include a provision that eliminates to the fullest extent permitted by California law the personal liability of our directors to us and our shareholders for monetary damages for breach of the directors' fiduciary duties. This limitation has no effect on a director's liability

  (i)
  for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law,

  (ii)
  for acts or omissions that a director believes to be contrary to the best interests of Isonics or its shareholders or that involved the absence of good faith on the part of the director,

  (iii)
  for any transaction from which the director derived an improper personal benefit,

  (iv)
  for acts or omissions that show a reckless disregard for the director's duty to Isonics or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to Isonics or its shareholders,

  (v)
  for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to Isonics or its shareholders,

  (vi)
  under Section 310 of the California Corporations Code (the "California Code") concerning contracts or transactions between Isonics and a director or

  (vii)
  under Section 316 of the California Code concerning directors liability for improper dividends, loans and guarantees.

        The provision does not extend to acts or omissions of a director in his capacity as an officer. Further, the provision will not affect the availability of injunctions and other equitable remedies available to Isonics' shareholders for any violation of a director's fiduciary duty to Isonics or its shareholders.

        The Articles of Incorporation further authorize Isonics to indemnify its agents (as defined in Section 317(a) of the California Code which includes directors and officers) through Bylaw provisions, agreements with agents, votes of shareholders or disinterested directors or otherwise, to the fullest extent permissible under California law. Pursuant to this provision, the Bylaws of Isonics provide for indemnification of directors and officers. The Bylaws also permit Isonics to enter into indemnity agreements with individual directors, officers, employees, and other agents. Isonics intends to enter into such agreements with its directors and executive officers effective upon the closing of this offering. These agreements, together with the Bylaws and Articles of Incorporation, may require Isonics, among other things, to indemnify directors or officers against certain liabilities that may arise by reason of their status or service as directors (other than liabilities resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain and maintain directors' and officers' insurance if available on reasonable terms.

        In addition to the rights to indemnification provided under California law, in the Articles of Incorporation and in the Bylaws, the 1996 Stock Option Plan (the "Plan") provides indemnification to members of the Board of Directors, officers, or employees of Isonics to whom authority to act for the Board of Directors in connection with that Plan is delegated shall be indemnified against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in defense of any proceeding to which he or she is made a party because of any action allegedly taken or alleged failure to act in connection with the Plan, and against amounts paid in settlement (if approved by independent legal sel), or in satisfaction of any judgment in such proceeding, unless the director, officer, or employee, as the case may be, is adjudged to have behaved in bad faith, in a grossly negligent manner, or with intentional misconduct as to duties.

        Isonics currently has directors' and officers' liability insurance.

        At present, there is no pending litigation or proceeding involving a director, officer or employee of Isonics pursuant to which indemnification is sought, nor is Isonics aware of any threatened litigation that may result in claims for indemnification. Section 317 of the California Code and the Bylaws of Isonics provide for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, Isonics has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

        Each of the Selling Holders has agreed to indemnify us against against claims and losses due to material misstatements or omissions made by them.

        Reference is made to the following documents filed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

Document	Exhibit Number
Registrant's Articles of Incorporation	3.01
Registrant's Bylaws	3.02

Item 16. Exhibits.

Exhibit Number		Title
3.01		Registrant's Amended and Restated Articles of Incorporation.(1)
3.02		Registrant's Bylaws.(1)
3.03		Certificate of Amendment to Articles of Incorporation(2)
3.04		Certificate of Determination of Preferences and Rights of Series D Convertible Preferred Stock(3)
5.01	*	Opinion as to the Validity of the Securities
23.10	*	Consent of independent accountants
23.11	*	Consent of Lord, Bissell & Brook LLP (see exhibit 5.01)
24.01		Power of Attorney(4)

*
Filed herewith. All other documents have been previously filed.

(1)
Incorporated herein by reference to exhibit filed with Isonics' Registration Statement on Form SB-2 ("Registration Statement") (Commission file No. 333-13289).

(2)
Filed with Isonics' current report on Form 8-K (File No. 001-12531) dated January 8, 2002 and incorporated herein by reference.

(3)
Filed with Isonics' current report on Form 8-K (File No. 001-12531) dated April 6, 2004 and incorporated herein by reference.

(4)
Located within this Registration Statement on page 33, "Signatures."

Item 17. Undertakings

        The Registrant hereby undertakes the following:

        (a)   (1)    To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

    (i)
    include any Prospectus required by Section 10(a)(3) of the Securities Act;

    (ii)
    reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

    (iii)
    include any additional or changed material information of the plan of distribution.

        (2)   For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

        (3)   File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

        (b)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 17 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification relative to alleged securities act violations (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, the Registrant will submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy and will be governed by the final adjudication of such issue.

SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Golden, State of Colorado, on May 5, 2004.

ISONICS CORPORATION
By:	/s/ JAMES E. ALEXANDER James E. Alexander, President

        In accordance with the requirements of the Securities Act of 1933, the following persons in their capacities and on the dates stated signed this registration statement.

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears constitutes and appoints James E. Alexander and Boris Rubizhevsky, or either of them, as true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement filed herewith and any or all amendments to said Registration Statement (including post-effective amendments and registration statements filed pursuant to Rule 462 and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, the Securities and Exchange Commission granting unto said attorney-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

/s/ JAMES E. ALEXANDER James E. Alexander	President, Principal Executive Officer, Principal Operating Officer, and Director	May 5, 2004
/s/ BORIS I. RUBIZHEVSKY Boris I. Rubizhevsky	Director	May 5, 2004
/s/ LINDSAY A. GARDNER Lindsay A. Gardner	Director	May 5, 2004
/s/ RICHARD PARKER Richard Parker	Director	May 5, 2004
/s/ RUSSELL W. WEISS Russell W. Weiss	Director	May 5, 2004
/s/ JOHN V. SAKYS John V. Sakys	Principal Financial Officer and Principal Accounting Officer	May 5, 2004